FERRO INCREASES PRICES
FOR POLYMER SPECIALTY MATERIALS PRODUCTS

CLEVELAND, OH, U.S.A. — June 20, 2008 — Ferro Corporation (NYSE:FOE) has announced price increases of up to 20 percent for products manufactured by the Company’s three Polymer Specialty Materials businesses. Pricing changes will be effective June 30 or July 15, 2008, depending on the product line.

“Previous price increases this year and our ongoing, significant internal cost-reduction initiatives have not been adequate to offset the recent dramatic rise in costs of raw materials such as petrochemical-based products, natural fats and oils, and metals,” said Peter Thomas, vice president of Ferro’s Organic Specialties Group. “This pricing move is necessary to ensure that Ferro remains a dependable, viable, quality provider to our valued customers in what we recognize is a very challenging environment.”

Flexible Polymer Applications will increase prices by $0.05 to $0.45 per pound on benzyl phthalates, epoxidized soybean oil, mixed metal stabilizers, and phosphate esters, effective July 1.

Rigid Polymer Applications will raise prices for metallic stearates by $0.08 per pound as of June 30, and for gel coats by $0.10 per pound as of July 15. Price increases ranging from $0.08 to $0.30 per pound were recently implemented for liquid colorants and dispersions.

Engineered Polymer Products will increase prices effective July 15 or as contract terms permit. Filled and reinforced compound pricing will increase $0.11 per pound; and plastic colorant price increases will range from $0.06 to $0.17 per pound depending on polymer type and whether the product is a white or specialty colorant.

Ferro’s Polymer Specialty Materials business manufactures engineered plastics composites; polymer additives; plastic color concentrates and liquid color dispersions; gel coats; and advanced polymer alloys; and offers manufacturing of custom alloys. Its products are available globally from manufacturing facilities in the U.S. and Europe.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of industries, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products. Headquartered in Cleveland, Ohio, the Company has approximately 6,300 employees globally and reported sales of $2.2 billion in 2007. Additional information about the Company can be found at www.ferro.com.

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Ferro Increases Prices for Polymer Specialty Materials Products, June 23, 2008, Pg. 2 of 3

Cautionary Note on Forward-Looking Statements

Certain statements in this Ferro press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	We depend on reliable sources of raw materials, including energy, petroleum-based materials, and other supplies, at a reasonable cost, but availability of such materials and supplies could be interrupted and/or the prices charged for them could escalate.

•	The markets in which we participate are highly competitive and subject to intense price competition.

•	We are striving to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques, and restructuring activities, but we may not be successful in achieving the desired improvements.

•	Our products are sold into industries where demand is unpredictable, cyclical or heavily influenced by consumer spending.

•	The global scope of our operations exposes us to risks related to currency conversion rates and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia-Pacific region where it can be difficult for a U.S.-based company to compete lawfully with local competitors.

•	Regulatory authorities in the U.S., European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials and those regulations could affect our sales and operating profits.

•	Our operations are subject to operating hazards and, as a result, to stringent environmental, health and safety regulations and compliance with those regulations could require us to make significant investments.

•	We depend on external financial resources and any interruption in access to capital markets or borrowings could adversely affect our financial condition.

•	Interest rates on some of our external borrowings are variable, and our borrowing costs could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders, and those liens affect our flexibility in making timely dispositions of property and businesses.

•	We are subject to a number of restrictive covenants in our credit facilities, and those covenants could affect our flexibility in funding strategic initiatives.

•	We have significant deferred tax assets, and our ability to utilize these assets will depend on our future performance.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance, unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products, and failure to introduce new products could affect our sales and profitability.

•	We are subject to stringent labor and employment laws in certain jurisdictions in which we operate and party to various collective bargaining arrangements, and our relationship with our employees could deteriorate, which could adversely impact our operations.

•	Employee benefit costs, especially post-retirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	Our restructuring initiatives may not provide sufficient cost savings to justify their expense.

•	We are exposed to intangible asset risk.

•	We have in the past identified material weaknesses in our internal controls, and the identification of any material weaknesses in the future could affect our ability to ensure timely and reliable financial reports.

•	We are exposed to risks associated with acts of God, terrorists and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions, and other events or circumstances that are beyond our control.

Additional information regarding these risk factors can be found in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 and other filings with the SEC.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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CONTACTS:

James M. Kolenc
Business Director, Engineered Polymer Products
Phone: 216-750-1445
E-mail: kolencj@ferro.com
Or
Media Contact:
Mary Abood, 216-875-6202
Director, Corporate Communications, Ferro Corporation
E-mail: aboodm@ferro.com